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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report September 7, 2000                   Commission File No. 333-30795
(Date of earliest event reported)


                                RADIO ONE, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                     52-1166660
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                         5900 Princess Garden Parkway,
                                   8th Floor
                            Lanham, Maryland 20706
                   (Address of principal executive offices)


                                (301) 306-1111
              Registrant's telephone number, including area code
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Item 2.  Acquisition or Disposition of Assets.

         On August 25, 2000, Radio One acquired twelve radio stations (KMJQ-FM, licensed to Houston, Texas, KBXX-FM, licensed to Houston, Texas, WVCG-AM, licensed to Coral Gables, Florida, WZAK-FM, licensed to Cleveland, Ohio, WJMO-AM, licensed to Cleveland Heights, Ohio, KKBT-FM, licensed to Los Angeles, California, KBFB-FM, licensed to Dallas, Texas, WJMZ-FM, licensed to Anderson, South Carolina, WFXC-FM, licensed to Durham, North Carolina, WFXK-FM, licensed to Tarboro, North Carolina, WNNL-FM, licensed to Fuquay-Varina, North Carolina, and WQOK-FM, licensed to South Boston, Virginia) from Clear Channel Communications, Inc. and AMFM, Inc. for approximately $1.3 billion in cash, pursuant to an Asset Purchase Agreement among the parties dated March 11, 2000. The acquisition was financed through a combination of cash of approximately $730.0 million and debt of approximately $570.0 million borrowed under a $750.0 million credit facility provided by Bank of America, N.A., as Administrative Agent, Credit Suisse First Boston as Syndication Agent, and First Union National Bank, Toronto Dominion (Texas), Inc. and Bankers Trust Company, as Documentation Agents (the "Credit Agreement").


Item 5.  Other Events.

         Pursuant to the requirements of the Credit Agreement and contemporaneous with the acquisition of the stations, the licenses of the radio stations owned by Clear Channel and AMFM were assigned to Radio One Licenses, Inc., a wholly-owned subsidiary of Radio One, Inc.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired.

         Financial statements for the assets acquired are not available at this time and will be filed on or before November 8, 2000.

         (b) Pro Forma Financial Information.

         The pro forma financial information is not available at this time and will be filed on or before November 8, 2000.

         (c)  Exhibits.

          None
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                                   SIGNATURE
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            RADIO ONE, INC.



                            /s/ Scott R. Royster
                            ----------------------------------------------------
September 7, 2000           Scott R.  Royster
                            Executive Vice President and Chief Financial Officer
                            (Principal Accounting Officer)